Rubrik Reports Second Quarter Fiscal Year 2026 Financial Results
•Results exceeded all guided metrics
•Second quarter subscription ARR grew 36% year-over-year to $1.25 billion
•Second quarter revenue grew 51% year-over-year to $309.9 million
•2,505 customers with $100K or more in subscription ARR, up 27% year-over-year
Palo Alto, California, September 9, 2025 – Rubrik, Inc. (NYSE: RBRK), the Security and AI company, today announced financial results for the second quarter of fiscal year 2026, ended July 31, 2025.
"We delivered a strong quarter with exceptional top-line growth and significant cash flow margin. We continue to build towards a highly profitable growth business. We’re also pleased to close the acquisition of Predibase, which bolsters our ability to deliver secure, efficient and accelerated GenAI for our customers. We look forward to continuing to unlock new frontiers in data, security, and AI as we build a generational company,” said Bipul Sinha, Rubrik’s Chief Executive Officer, Chairman, and Co-Founder.
Commenting on the company’s financial results, Kiran Choudary, Rubrik’s Chief Financial Officer, added, “We saw solid results in the second quarter with 36% growth in subscription ARR and a 19% free cash flow margin. This was driven by healthy new customer acquisition, robust expansion and increased efficiencies in the business. We’re pleased to raise our outlook for fiscal 2026.”
Second Quarter Fiscal 2026 Financial Highlights
•Subscription Annual Recurring Revenue (ARR): Subscription ARR was up 36% year-over-year, growing to $1.25 billion as of July 31, 2025.
•Revenue: Subscription revenue was $297.0 million, a 55% increase compared to $191.3 million in the second quarter of fiscal 2025. Total revenue was $309.9 million, a 51% increase compared to $205.0 million in the second quarter of fiscal 2025.
•Gross Margin: GAAP gross margin was 79.5%, compared to 73.1% in the second quarter of fiscal 2025. This includes $4.9 million in stock-based compensation expense, compared to $7.0 million in the second quarter of fiscal 2025. Non-GAAP gross margin was 81.6%, compared to 77.0% in the second quarter of fiscal 2025.
•Subscription ARR Contribution Margin: Subscription ARR contribution margin was 9.4% compared to (8.2)% in the second quarter of fiscal 2025, reflecting the strong net new subscription ARR in the quarter and an improvement in operating leverage in the business.
•Net Loss per Share: GAAP net loss per share was $(0.49), compared to $(0.98) in the second quarter of fiscal 2025. GAAP net loss includes $88.5 million in stock-based compensation expense, compared to $105.0 million in the second quarter of fiscal 2025. Non-GAAP net loss per share was $(0.03), compared to $(0.40) in the second quarter of fiscal 2025.
•Cash Flow from Operations: Cash flow from operations was $64.7 million, compared to $(27.1) million in the second quarter of fiscal 2025. Free cash flow was $57.5 million, compared to $(32.0) million in the second quarter of fiscal 2025.
•Cash, Cash Equivalents, and Short-Term Investments: Cash, cash equivalents, and short-term investments were $1,523.0 million as of July 31, 2025.
Recent Business Highlights
•As of July 31, 2025, Rubrik had 2,505 customers with Subscription ARR of $100,000 or more, up 27% year-over-year.
•Acquired Predibase to accelerate agentic AI adoption from pilot to production at scale. Predibase accelerates production-ready AI by giving organizations an easy-to-use platform to tune models to their own data and run on an optimized inference stack. Together, Predibase and Rubrik will deliver radical simplicity in models and data, resulting in improved accuracy, lower costs, better performance, and automated data governance.
•Announced the launch of Agent Rewind, powered by Predibase’s AI infrastructure. Agent Rewind is designed to enable organizations to undo mistakes made by agentic AI by tracking agent actions and undoing changes to applications and data.
•Announced expanded immutability for Amazon RDS for PostgreSQL and comprehensive protection for Amazon DynamoDB, strengthening Rubrik’s leadership in cloud data protection.

•Named a Leader and the furthest in Completeness of Vision in the 2025 Gartner® Magic Quadrant™ for Enterprise Backup and Recovery Software Solutions for the 6th consecutive year.
Third Quarter and Fiscal Year 2026 Outlook
Rubrik is providing the following guidance for the third quarter of fiscal year 2026 and the full fiscal year 2026:
•Third Quarter Fiscal 2026 Outlook:
▪Revenue of $319 million to $321 million.
▪Non-GAAP subscription ARR contribution margin of approximately 6.5%.
▪Non-GAAP net loss per share of $(0.18) to $(0.16).
▪Weighted-average shares outstanding of approximately 200 million.
•Full Year 2026 Outlook:
▪Subscription ARR between $1,408 million and $1,416 million.
▪Revenue of $1,227 million to $1,237 million.
▪Non-GAAP subscription ARR contribution margin of approximately 7.0%.
▪Non-GAAP net loss per share of $(0.50) to $(0.44).
▪Weighted-average shares outstanding of approximately 197 million.
▪Free cash flow of $145 million to $155 million.
Additional information on Rubrik’s reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Rubrik’s results computed in accordance with GAAP. For example, stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of Rubrik’s Class A common stock, and Rubrik’s future hiring and retention needs, all of which are difficult to predict and subject to constant change.
Conference Call Information
Rubrik will host a conference call to discuss results for the second quarter of fiscal year 2026, as well as its financial outlook for the third quarter of fiscal year 2026 and full fiscal year 2026 today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. Open to the public, analysts and investors may access the webcast, results press release, and investor presentation on Rubrik’s investor relations website at https://ir.rubrik.com. A replay of the webcast will also be accessible from Rubrik’s investor relations website a few hours after the conclusion of the live event.
Rubrik uses its investor relations website and may use certain social media accounts including X (formerly Twitter) (@rubrikInc and @bipulsinha) and LinkedIn (www.linkedin.com/company/rubrik-inc and www.linkedin.com/in/bipulsinha) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release and the related conference call contain express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Rubrik’s financial outlook for the third quarter of fiscal year 2026 and full fiscal year 2026, the benefits of the Predibase acquisition, Rubrik’s market position, market opportunities, and growth strategy, product initiatives, go-to-market motions and market trends. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “outlook,” “guidance,” or the negative of these terms, where applicable, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond Rubrik’s control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. Risks include but are not limited to Rubrik’s limited operating history, the growth rate of the market in which Rubrik competes, Rubrik’s ability to effectively manage and sustain its growth, Rubrik’s ability to introduce new products on top of its platform, Rubrik’s ability to compete with existing competitors and new market entrants, Rubrik’s ability to expand internationally, its ability to utilize AI successfully in its current and future products, and Rubrik’s ability to successfully integrate Predibase into its operations and market the Predibase platform. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2025. Forward-looking statements speak only as of the date the statements are made and are based on information available to Rubrik at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Rubrik assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Rubrik has provided in this press release financial information that has not been prepared in accordance with GAAP. Rubrik uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Rubrik’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Rubrik’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Rubrik’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Free Cash Flow. Rubrik defines free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Rubrik believes free cash flow is a helpful indicator of liquidity that provides information to management and investors about the amount of cash generated or used by Rubrik’s operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in Rubrik’s business and strengthening its financial position. One limitation of free cash flow is that it does not reflect Rubrik’s future contractual commitments. Additionally, free cash flow is not a substitute for cash used in operating activities and the utility of free cash flow as a measure of Rubrik’s liquidity is further limited as it does not represent the total increase or decrease in Rubrik’s cash balance for a given period.
Non-GAAP Subscription Cost of Revenue. Rubrik defines non-GAAP subscription cost of revenue as subscription cost of revenue, adjusted for amortization of acquired intangibles, stock-based compensation expense, stock-based compensation from amortization of capitalized internal-use software, and other non-recurring items.
Non-GAAP Operating Expenses (Research and Development, Sales and Marketing, General and Administrative). Rubrik defines non-GAAP operating expenses as operating expenses (research and development, sales and marketing, general and administrative), adjusted for, as applicable, stock-based compensation expense, and other non-recurring items.
Non-GAAP Gross Profit, Non-GAAP Operating Loss, and Non-GAAP Net Loss. Rubrik defines non-GAAP gross profit, non-GAAP operating loss, and non-GAAP net loss as the respective GAAP measure, adjusted for amortization of acquired intangibles, stock-based compensation expense, stock-based compensation from amortization of capitalized internal-use software, other non-recurring items, and the related income tax effect of these adjustments.
Non-GAAP Gross Margin. Rubrik defines non-GAAP gross margin as non-GAAP gross profit as a percentage of total revenue.

Non-GAAP Net Loss Per Share, Basic and Diluted. Rubrik defines non-GAAP net loss per share, basic and diluted as non-GAAP net loss divided by the weighted-average number of shares of common stock outstanding during the period.
Free Cash Flow and Free Cash Flow Margin. Rubrik defines free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by total revenue.
Subscription Annual Recurring Revenue (“ARR”) Contribution Margin. Rubrik defines Subscription ARR Contribution Margin as Subscription ARR contribution divided by Subscription ARR at the end of the period. Rubrik defines Subscription ARR Contribution as Subscription ARR at the end of the period less: (i) non-GAAP subscription cost of revenue and (ii) non-GAAP operating expenses for the prior 12-month period ending on that date. Rubrik believes that Subscription ARR Contribution Margin is a helpful indicator of operating leverage. One limitation of Subscription ARR Contribution Margin is that the factors that impact Subscription ARR will vary from those that impact subscription revenue and, as such, may not provide an accurate indication of Rubrik’s actual or future GAAP results. Additionally, the historical expenses in this calculation may not accurately reflect the costs associated with future commitments.
Key Business Metrics
Subscription ARR. Rubrik calculates Subscription ARR as the annualized value of our active subscription contracts as of the measurement date, based on our customers’ total contract value, and assuming any contract that expires during the next 12 months is renewed on existing terms. Subscription contracts include offerings for our Rubrik Security Cloud (“RSC”) platform and related data security SaaS solutions, term-based licenses for our RSC-Private platform and related products, prior sales of CDM sold as a subscription term-based license with associated support, and standalone sales of Rubrik’s SaaS subscription products like Anomaly Detection and Sensitive Data Monitoring.
Cloud ARR. Rubrik calculates Cloud ARR as the annualized value of its active cloud-based subscription contracts as of the measurement date, based on Rubrik’s customers’ total contract value, and assuming any contract that expires during the next 12 months is renewed on existing terms. Rubrik’s cloud-based subscription contracts include RSC and RSC-Government (excluding RSC-Private). Cloud ARR also includes SaaS subscription products like Anomaly Detection and Sensitive Data Monitoring.
Average Subscription Dollar-Based Net Retention Rate. Rubrik calculates Average Subscription Dollar-Based Net Retention Rate by first identifying subscription customers (“Prior Period Subscription Customers”) which were subscription customers at the end of a particular quarter (the “Prior Period”). Rubrik then calculates the Subscription ARR from these Prior Period Subscription Customers at the end of the same quarter of the subsequent year (the “Current Period”). This calculation captures upsells, contraction, and attrition since the Prior Period. Rubrik then divides total Current Period Subscription ARR by the total Prior Period Subscription ARR for Prior Period Subscription Customers. Rubrik’s Average Subscription Dollar-Based Net Retention Rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.
Customers with $100K or More in Subscription ARR. Customers with $100K or more in Subscription ARR represent the number of customers that contributed $100,000 or more in Subscription ARR as of period end.
Gartner disclaimer
Gartner, Magic Quadrant for Enterprise Backup and Recovery Software Solutions, Michael Hoeck, et al, 24 June 2025.
GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally, and MAGIC QUADRANT is a registered trademark of Gartner, Inc. and/or its affiliates and are used herein with permission. All rights reserved.
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About Rubrik
Rubrik (NYSE: RBRK) the Security and AI company, operates at the intersection of data protection, cyber resilience and enterprise AI acceleration. The Rubrik Security Cloud platform is designed to deliver robust cyber resilience and recovery including identity resilience to ensure continuous business operations, all on top of secure metadata and data lake. Rubrik’s offerings also include Predibase to help further secure and deploy GenAI while delivering exceptional accuracy and efficiency for agentic applications.
Investor Relations Contact
Melissa Franchi
VP, Head of Investor Relations, Rubrik
781.367.0733
IR@rubrik.com
Public Relations Contact
Jessica Moore
VP, Global Communications, Rubrik
415.244.6565
jessica.moore@rubrik.com

Rubrik, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Revenue
Subscription	$296,957	$191,315	$562,618	$363,510
Maintenance	1,960	5,018	4,290	10,685
Other	10,943	8,618	21,433	18,071
Total revenue	309,860	204,951	588,341	392,266

Cost of revenue
Subscription	56,024	45,795	107,936	119,520
Maintenance	387	1,040	796	4,649
Other	7,148	8,333	15,310	26,978
Total cost of revenue	63,559	55,168	124,042	151,147

Gross profit	246,301	149,783	464,299	241,119
Operating expenses
Research and development	92,107	86,228	173,922	371,607
Sales and marketing	181,985	167,927	351,978	547,256
General and administrative	66,672	63,921	125,953	215,386
Total operating expenses	340,764	318,076	651,853	1,134,249

Loss from operations	(94,463)	(168,293)	(187,554)	(893,130)
Interest income	12,193	7,278	19,889	10,220
Interest expense	(5,241)	(10,245)	(15,054)	(20,869)
Loss on debt extinguishment	(6,653)	—	(6,653)	—
Other income (expense), net	72	(1,450)	(5,550)	(2,073)
Loss before income taxes	(94,092)	(172,710)	(194,922)	(905,852)
Income tax expense	1,837	4,220	3,111	3,169
Net loss	$(95,929)	$(176,930)	$(198,033)	$(909,021)
Net loss per share, basic and diluted	$(0.49)	$(0.98)	$(1.02)	$(7.42)
Weighted-average shares used in computing net loss per share, basic and diluted	194,890	179,851	193,284	122,460

Rubrik, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 31,	January 31,
	2025	2025
Assets
Current assets
Cash and cash equivalents	$322,702	$186,331
Short-term investments	1,200,309	518,813
Accounts receivable, net of allowances	217,048	177,627
Deferred commissions	97,216	91,919
Prepaid expenses and other current assets	91,696	102,951
Total current assets	1,928,971	1,077,641
Property and equipment, net	58,335	53,194
Deferred commissions, noncurrent	125,416	132,465
Goodwill	194,531	100,343
Other assets, noncurrent	81,454	59,331
Total assets	$2,388,707	$1,422,974
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$13,983	$10,439
Accrued expenses and other current liabilities	148,834	162,602
Deferred revenue	897,676	777,135
Total current liabilities	1,060,493	950,176
Deferred revenue, noncurrent	687,757	642,370
Other liabilities, noncurrent	76,254	61,821
Convertible senior notes, net	1,128,547	—
Debt, noncurrent	—	322,341
Total liabilities	2,953,051	1,976,708

Stockholders’ deficit
Preferred stock	—	—
Class A common stock	4	3
Class B common stock	1	2
Additional paid-in capital	2,473,597	2,291,829
Accumulated other comprehensive loss	(2,580)	(8,235)
Accumulated deficit	(3,035,366)	(2,837,333)
Total stockholders’ deficit	(564,344)	(553,734)
Total liabilities and stockholders’ deficit	$2,388,707	$1,422,974

Rubrik, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(198,033)	$(909,021)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	16,494	14,144
Stock-based compensation	161,997	735,348
Amortization of deferred commissions	50,945	42,433
Non-cash interest	—	19,155
Loss on debt extinguishment	6,653	—
Deferred income taxes	725	1,409
Other	(1,273)	(1,492)
Changes in operating assets and liabilities:
Accounts receivable	(40,061)	(4,829)
Deferred commissions	(49,193)	(70,159)
Prepaid expenses and other assets	(4,692)	(3,347)
Accounts payable	2,871	4,873
Accrued expenses and other liabilities	(7,982)	17,748
Deferred revenue	165,928	95,274
Net cash provided by (used in) operating activities	104,379	(58,464)
Cash flows from investing activities:
Purchases of property and equipment	(6,348)	(6,227)
Capitalized internal-use software	(7,148)	(4,444)
Purchases of investments	(997,981)	(449,323)
Sale of investments	—	27,978
Maturities of investments	319,918	116,555
Payments for business combinations, net of cash acquired	(10,153)	—
Net cash used in investing activities	(701,712)	(315,461)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	815,209
Taxes paid related to net share settlement of equity awards	—	(430,300)
Proceeds from exercise of stock options	3,108	3,718
Proceeds from issuance of common stock under employee stock purchase plan	13,492	—
Payments for deferred offering costs, net	—	(3,545)
Proceeds from issuance of convertible senior notes, net of discount	1,129,875	—
Repayment of debt and related costs	(329,646)	—
Payments for debt discount costs	—	(475)
Payments for debt issuance costs	(1,181)	(233)
Purchase of capped calls related to convertible senior notes	(88,550)	—
Net cash provided by financing activities	727,098	384,374
Effect of exchange rate on cash, cash equivalents, and restricted cash	6,944	397
Net increase in cash, cash equivalents, and restricted cash	136,709	10,846
Cash, cash equivalents, and restricted cash, beginning of period	193,594	137,059
Cash, cash equivalents, and restricted cash, end of period	$330,303	$147,905

Rubrik, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Reconciliation of GAAP total gross profit to non-GAAP total gross profit:
Total gross profit on a GAAP basis	$246,301	$149,783	$464,299	$241,119
Add: Stock-based compensation expense	4,851	7,046	9,676	55,945
Add: Stock-based compensation from amortization of capitalized internal-use software	409	15	758	30
Add: Amortization of acquired intangibles	1,223	923	2,183	1,826
Non-GAAP total gross profit	$252,784	$157,767	$476,916	$298,920
GAAP total gross margin	79%	73%	79%	61%
Non-GAAP total gross margin	82%	77%	81%	76%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Research and development operating expense on a GAAP basis	$92,107	$86,228	$173,922	$371,607
Less: Stock-based compensation expense	24,734	28,325	44,546	252,474
Non-GAAP research and development operating expense	$67,373	$57,903	$129,376	$119,133

Sales and marketing operating expense on a GAAP basis	$181,985	$167,927	$351,978	$547,256
Less: Stock-based compensation expense	29,638	34,255	53,782	274,143
Non-GAAP sales and marketing operating expense	$152,347	$133,672	$298,196	$273,113

General and administrative operating expense on a GAAP basis	$66,672	$63,921	$125,953	$215,386
Less: Stock-based compensation expense	29,234	35,392	53,993	152,786
Non-GAAP general and administrative operating expense	$37,438	$28,529	$71,960	$62,600

Reconciliation of GAAP operating loss to non-GAAP operating loss:
Operating loss on a GAAP basis	$(94,463)	$(168,293)	$(187,554)	$(893,130)
Add: Stock-based compensation expense	88,457	105,018	161,997	735,348
Add: Stock-based compensation from amortization of capitalized internal-use software	409	15	758	30
Add: Amortization of acquired intangibles	1,223	923	2,183	1,826
Non-GAAP operating loss	$(4,374)	$(62,337)	$(22,616)	$(155,926)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(95,929)	$(176,930)	$(198,033)	$(909,021)
Add: Stock-based compensation expense	88,457	105,018	161,997	735,348
Add: Stock-based compensation from amortization of capitalized internal-use software	409	15	758	30
Add: Amortization of acquired intangibles	1,223	923	2,183	1,826
Income tax expenses effect related to the above adjustments	(626)	(105)	(2,054)	(223)
Non-GAAP net loss	$(6,466)	$(71,079)	$(35,149)	$(172,040)
GAAP net loss per share, basic and diluted	$(0.49)	$(0.98)	$(1.02)	$(7.42)
Weighted-average shares used to compute GAAP net loss per share, basic and diluted	194,890	179,851	193,284	122,460
Non-GAAP net loss per share, basic and diluted	$(0.03)	$(0.40)	$(0.18)	$(1.40)
Weighted-average shares used to compute non-GAAP net loss per share, basic and diluted	194,890	179,851	193,284	122,460

The following table presents a reconciliation of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands, except percentages):

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$64,724	$(27,083)	$104,379	$(58,464)
Less: Purchases of property and equipment	(3,498)	(2,588)	(6,348)	(6,227)
Less: Capitalized internal-use software	(3,683)	(2,341)	(7,148)	(4,444)
Free cash flow	$57,543	$(32,012)	$90,883	$(69,135)
Operating cash flow margin	21%	(13)%	18%	(15)%
Free cash flow margin	19%	(16)%	15%	(18)%
Net cash used in investing activities	$(735,877)	$(356,198)	$(701,712)	$(315,461)
Net cash provided by financing activities	$711,757	$22,192	$727,098	$384,374
The following table presents the calculation of Subscription ARR Contribution Margin for the periods presented as well as a reconciliation of (i) non-GAAP subscription cost of revenue to subscription cost of revenue and (ii) non-GAAP operating expenses to operating expenses (in thousands, except percentages):

	Twelve Months Ended July 31,
	2025	2024
Subscription cost of revenue	$203,452	$172,606
Stock-based compensation expense	(16,951)	(40,715)
Stock-based compensation from amortization of capitalized internal-use software	(1,001)	(59)
Amortization of acquired intangibles	(4,030)	(3,502)
Non-GAAP subscription cost of revenue	$181,470	$128,330

Operating expenses	$1,272,432	$1,549,575
Stock-based compensation expense	(319,790)	(683,433)
Non-GAAP operating expenses	$952,642	$866,142

Subscription ARR	$1,252,423	$919,125
Non-GAAP subscription cost of revenue	(181,470)	(128,330)
Non-GAAP operating expenses	(952,642)	(866,142)
Subscription ARR Contribution	$118,311	$(75,347)
Subscription ARR Contribution Margin	9%	(8)%